Comparison of change in value of $10,000 investment in Dreyfus Premier Value Fund Class A shares and the Russell 1000 Value Index

EXHIBIT A:

             Dreyfus
             Premier
              Value        Russell
               Fund          1000
  PERIOD     (Class A       Value
              shares)       Index *

 10/31/92     9,427         10,000
 10/31/93     11,285        12,513
 10/31/94     10,503        12,608
 10/31/95     11,809        15,724
 10/31/96     13,693        19,456
 10/31/97     17,450        25,914
 10/31/98     17,717        29,757
 10/31/99     20,062        34,676
 10/31/00     21,867        36,590
 10/31/01     18,736        32,250
 10/31/02     16,724        29,013

* Source: Lipper Inc.


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Comparison of change in value of $10,000 investment in
Dreyfus Premier International Opportunities Fund Class A shares, Class B shares, Class C shares and Class R shares and the Morgan Stanley
Capital International Europe, Australasia, Far East Index

EXHIBIT A:


                                                                          Morgan
              Dreyfus        Dreyfus        Dreyfus        Dreyfus        Stanley
              Premier        Premier        Premier        Premier        Capital
           International  International  International  International  International
           Opportunities  Opportunities  Opportunities  Opportunities     Europe,
  PERIOD       Fund           Fund           Fund           Fund        Australasia,
             (Class A       (Class B       (Class C       (Class R        Far East
              shares)        shares)        shares)        shares)        Index *

  3/31/98      9,427         10,000         10,000         10,000         10,000
 10/31/98      8,537          9,016          9,016          9,064          9,573
 10/31/99     10,650         11,153         11,159         11,341         11,778
 10/31/00     10,577         10,995         11,001         11,297         11,436
 10/31/01      9,141          9,425          9,431          9,788          8,585
 10/31/02      8,364          8,402          8,564          8,979          7,452


* Source: Lipper Inc.